Exhibit 5.1

	ATTORNEYS AT LAW	Broomfield, CO
720 566-4000
	4401 Eastgate Mall	Palo Alto, CA
	San Diego, CA	650 843-5000
	92121-1909	Reston, VA
	Main 858 550-6000	703 456-8000
	Fax 858 550-6420	San Francisco, CA
October 29, 2003		415 693-2000

www.cooley.com
Applied Micro Circuits Corporation
6290 Sequence Drive
San Diego, CA 92121
D. BRADLEY PECK
(858) 550-6012
bpeck@cooley.com

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Applied Micro Circuits Corporation (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an aggregate of 6,107,452 shares of the Company’s Common Stock, $.01 par value (the “Shares”), including (i) 2,010,549 shares issuable pursuant to options outstanding under the JNI 2000 Non-Qualified Stock Option Plan, (ii) 2,264,940 shares issuable pursuant to options outstanding under the JNI Corporation Amended and Restated 1999 Stock Option Plan, (iii) 53,357 shares issuable pursuant to options outstanding under the Jaycor Networks, Inc. 1997 Stock Option Plan, as amended, and (iv) 1,778,606 shares issuable pursuant to the Company’s 1992 Stock Option Plan, as amended (collectively, the “Plans”).

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By:	/s/ D. Bradley Peck

D. Bradley Peck